                                                                 EXHIBIT 10.2(b)

                       FIRST AMENDMENT TO LOAN AGREEMENT



     THIS FIRST AMENDMENT TO LOAN AGREEMENT (this "Amendment") is made and entered into as of this 18th day of May, 1998, by and between METROTRANS CORPORATION, a Georgia corporation, as borrower (the "Borrower"), and NATIONSBANK, N.A., a national banking association, as lender (the "Lender").



                             W I T N E S S E T H:
                             -------------------


  WHEREAS, the Borrower and the Lender are parties to that certain Loan Agreement, dated as of September 5, 1997 (the "Loan Agreement"), pursuant to which the Lender extended certain financial accommodations to the Borrower; and

  WHEREAS, the Borrower has requested, and the Lender has agreed, subject to the terms hereof, to amend certain provisions of the Loan Agreement, including (i) an increase in the amount of the existing revolving credit facility under the Loan Agreement from $16,000,000 to $20,000,000 and (ii) an extension of the Maturity Date from September 5, 2000 to May 18, 2001; and

  NOW, THEREFORE, in consideration of the premises, the terms and conditions contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

  1. DEFINITIONS. All capitalized terms used herein and not expressly defined herein shall have the same respective meanings given to such terms in the Loan Agreement.

  2. AMENDMENT TO ARTICLE 1. Section 1.1 of the Loan Agreement is hereby amended by deleting the definitions of "Commitment," "Letters of Credit,"
                                        ----------    -----------------
"Maturity Date," and "Note" in their entirety and substituting in lieu thereof
--------------        ----
the following new definitions to read as follows:


          "'Commitment' shall mean the obligation of the Lender to make Advances
            ----------
      to, or issue Letters of Credit on behalf of, the Borrower from time to time, pursuant to the terms hereof in the aggregate amount outstanding of Twenty Million Dollars ($20,000,000.00)."

          "'Letters of Credit'" shall mean either Standby Letters of Credit or
            -----------------
      Commercial Letters of Credit issued from time to time by the Lender for the account of the Borrower; provided that the sum of (i) the aggregate amount of all Letters of Credit issued for the account of Borrower, including, without limitation, those issued prior to the date of the First Amendment to this Agreement and listed on Schedule 1 hereto, together with
                                                ----------
      any renewals or extensions thereof, plus (ii) the aggregate amount
                                          ----
      outstanding under the Loans, does not exceed the Commitment."

           "'Maturity Date' shall mean May 18, 2001 or such earlier date as
            -------------
      payment of the remaining outstanding principal amount of the Loans or of all remaining outstanding Obligations shall be due (whether by acceleration or otherwise)."

          "'Note' shall mean that certain promissory note dated as of May 18, 1998 in the original principal amount of Twenty Million Dollars ($20,000,000.00) issued to the Lender by the Borrower, substantially in the form of Exhibit D attached hereto, and any other notes executed and
                  ---------
      delivered by the Borrower to the Lender with respect to the Loan, and any amendments, renewals or extensions of the foregoing."


      3.    AMENDMENTS TO ARTICLE 2.


          (a) The Loan Agreement is hereby further amended by deleting the chart in Section 2.3 in its entirety and substituting in lieu thereof the following:

                         LIBOR Advance
  "Leverage Ratio        Applicable Margin
   --------------        -----------------

  Greater than 3.50            1.500%

  3.50:1 or less but
  greater than 2.75:1          1.375%

  2.75:1 or less but
  greater than 2.00:1          1.250%

  2.00:1 or less but
  greater than 1.50:1          1.125%

  1.50:1 or less but
  greater than 1.00:1          1.000%

  1.00:1 or less               0.750%"


          (b) The Loan Agreement is hereby further amended by deleting the chart in Section 2.4 in its entirety and substituting in lieu thereof the following:


  "Leverage Ratio        Applicable Percentage
   --------------        ---------------------

  Greater than 3.50            0.325%

  3.50:1 or less but
  greater than 2.75:1          0.325%

  2.75:1 or less but
  greater than 2.00:1          0.325%

  2.00:1 or less but
  greater than 1.50:1          0.275%

  1.50:1 or less but
  greater than 1.00:1          0.225%

  1.00:1 or less               0.175%"

4.   AMENDMENTS TO ARTICLE 7.


          (a) The Loan Agreement is hereby further amended by deleting Section
 7.9 in its entirety and substituting in lieu thereof the following to read as follows:

          "Section 7.9 Leverage Ratio. As of the end of any fiscal quarter, the
                       --------------
     Borrower shall not permit the Leverage Ratio to exceed the ratios set forth below during the periods indicated:

  Period                         Leverage Ratio
  ------                         --------------

  March 31, 1998 through               4.25:1.0
  September 30, 1998

  October 1, 1998 through              3.75:1.0
  December 31, 1998

  January 1, 1999 and thereafter       2.50:1.0"




          (b) The Loan Agreement is hereby further amended by deleting Section
7.12 in its entirety and substituting in lieu thereof the following to read as follows:

          "Section 7.12 Fixed Charge Ratio. As of the end of any fiscal quarter,
                        ------------------
   the Borrower shall not permit the Fixed Charge Ratio to be less than the ratios set forth below during the periods indicated:

  Period                                             Fixed Charge Ratio
  ------                                             ------------------

  March 31, 1998 through June 30, 1998                      1.8:1.0

  July 1, 1998 and thereafter                               2.0:1.0"

5.     The Loan Agreement is further amended by (i) deleting Exhibit D in its
                                                             ---------
entirety and substituting in lieu thereof Exhibit D attached hereto; and (ii)
                                          ---------
deleting Schedule 1 in its entirety and substituting in lieu thereof Schedule 1
         ----------                                                  ----------
attached hereto.


6. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to and in favor of the Lender as follows:

          (a) Each representation and warranty set forth in Article 4 of the Loan Agreement, as amended hereby, is hereby restated and affirmed as true and correct in all material respects as of the date hereof, except to the extent previously fulfilled in accordance with the terms of the Loan Agreement, as amended hereby, and to the extent relating specifically to the Agreement Date or otherwise inapplicable;

          (b) The Borrower has the corporate power and authority (i) to enter into this Amendment, and (ii) to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it;

          (c) This Amendment has been duly authorized, validly executed and delivered by one or more Authorized Signatories of the Borrower, and constitutes the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms, subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law, and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Borrower); and

          (d) The execution and delivery of this Amendment and performance by the Borrower under the Loan Agreement, as amended hereby, does not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower which has not already been obtained, nor be in contravention of or in conflict with the Certificate of Incorporation or By-Laws of the Borrower, or any provision of any statute, judgment, order, indenture, instrument, agreement, or undertaking, to which the Borrower is party or by which the Borrower's assets or properties are bound.


7. CONDITIONS PRECEDENT TO EFFECTIVENESS OF AMENDMENT. The effectiveness of this Amendment is subject to:

          (a) all of the representations and warranties of the Borrower under
Section 6 hereof which are made as of the date hereof, shall be true and correct in all material respects;

          (b) receipt by the Lender of a certificate of the chief financial officer of the Borrower certifying that no Default exists both before and after giving effect to this Amendment;

          (c) receipt by the Lender of an amendment fee (the "Amendment Fee") by wire transfer of immediately available funds in the amount of $10,000.00; and

          (d) receipt of any other documents or instruments that the Lender may reasonably request, certified by an officer of the Borrower if so requested.


8. EFFECT OF AMENDMENT; NO NOVATION. Except as expressly set forth herein, the Loan Agreement shall remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligation of Borrower to the Lenders, and Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Loan Agreement, as amended hereby. The terms of this Amendment are not intended to and do not serve as a novation as to the Loan Agreement or the Notes or the indebtedness evidenced thereby. The parties hereto expressly do not intend to extinguish any debt or security interest created pursuant to the Loan Agreement or any document executed in connection therewith. Instead it is the express intention to affirm the Loan Agreement and the security created thereby.


9. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.


10. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.


11. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.


12. MEDIATION. The Lender and Borrower agree that any and all disputes arising out of or related to the execution of this Amendment, or the performance thereunder shall be submitted to non-binding mediation. The cost of the mediation is to be shared equally by the Lender and Borrower. The parties further agree as follows:

          (a) They each will make a good faith effort to resolve any and all disputes pursuant to the mediation provision.

          (b) They each will have parties present at the mediation session who have authority to resolve any pending disputes between the parties.

          (c) That they will devote and set aside whatever time is needed to seek a resolution of any disputes between the parties.

  IN WITNESS WHEREOF, the parties hereto have executed this Amendment under seal as of the day and year first above written.



BORROWER:                     METROTRANS CORPORATION



                              By:
                                 ---------------------------------
                                  Richard M. Bruno
                                  Vice President and Chief Financial Officer



                                    [CORPORATE SEAL]



LENDER:                       NATIONSBANK, N.A.



                              By:
                                 ---------------------------------
                                  Name:
                                       ---------------------------
                                  Title:
                                        --------------------------

                                   EXHIBIT D

                                 FORM OF NOTE


$20,000,000.00                                              As of May 18, 1998



        FOR VALUE RECEIVED, the undersigned, METROTRANS CORPORATION, a Georgia corporation (the "Borrower"), promises to pay to the order of NATIONSBANK, N.A. (hereinafter, together with its successors and assigns, called the "Lender"), at NationsBank, N.A. at such place as the Lender may designate in writing to the Borrower, without set-off, counterclaim or reduction of any kind, the principal sum of TWENTY MILLION AND 00/100s DOLLARS ($20,000.000.00) of United States funds, or, if less, so much thereof as may from time to time be advanced by the Lender to the Borrower and is outstanding hereunder, plus interest as hereinafter provided. Such Advances may be endorsed from time to time on the grid attached hereto, but the failure to make such notations (or any error in such notation) shall not affect the obligation of the Borrower to repay unpaid principal and interest hereunder.

     Except as otherwise defined or limited herein, capitalized terms used herein shall have the meanings ascribed to them in that certain Loan Agreement dated as of September 5, 1997 (as amended, restated, replaced or otherwise modified from time to time, the "Loan Agreement") by and between the Borrower and the Lender.

     This Note is given in replacement of a certain note dated September 5, 1997 given pursuant to the Loan Agreement and shall not constitute a novation with respect to such note or the indebtedness evidenced thereby.

     The principal amount of this Note shall be paid in such amounts and at such times as are set forth herein and in Sections 2.6, 2.7 and 2.9 of the Loan Agreement and as otherwise provided in the Loan Agreement. A final payment of all principal amounts and other Obligations then outstanding hereunder shall be due and payable in full on the Maturity Date.

     The Borrower shall be entitled to borrow, repay and reborrow hereunder pursuant to the terms and conditions of the Loan Agreement. Prepayment of the principal amount hereof may be made only as provided in the Loan Agreement. The principal amount of each Advance shall be repaid on its Payment Date.

     The Borrower hereby promises to pay interest on the unpaid principal amount of the Loans outstanding hereunder as provided in the Loan Agreement. Interest under this Note shall also be due and payable when this Note shall become due (whether at maturity, by reason of acceleration or otherwise). Overdue principal and, to the extent permitted by Applicable Law, overdue interest, shall bear interest at the Default Rate as provided in the Loan Agreement.

     No provision of the Loan Agreement or this Note shall require the payment or permit the collection of interest in excess of that permitted by Applicable Law. If any excess amount of interest in such respect is provided for, or shall be adjudicated to be so provided in connection with the Loans outstanding hereunder, the provisions of this paragraph shall govern and prevail, and neither the Borrower nor any sureties, guarantors, endorsers, successors or assigns of the borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event the Borrower ever pays, or the Lender ever receives, collects or applies as interest, any such sum, such amount which would be in excess of the maximum amount permitted by Applicable Law shall be applied as a payment in the reduction of the principal, unless the Borrower shall notify the Lender in writing that it elects to have such excess returned forthwith; and, if the principal has been paid in full, any remaining excess shall forthwith be returned to the Borrower. Because of the variable nature of the rates of interest applicable to the Loans evidenced by this Note, the total interest that will accrue hereon cannot be determined in advance. Neither the Borrower nor the Lender intends for the Lender to contract for, charge or receive usurious interest and to prevent such an occurrence, any agreements which may now or hereafter be in effect between the Borrower and the Lender regarding the payment of fees to the Lender are hereby limited by the provisions of this paragraph. To the extent not prohibited by Applicable Law, determination of the legal maximum amount of interest shall at all times be made by amortizing, prorating, allocating and spreading all interest at any time contracted for, charged or received from the Borrower in connection with the portion of the Loans outstanding hereunder until the Maturity Date, so that the actual rate of interest on account of the Loans outstanding hereunder does not exceed the maximum amount permitted under Applicable Law. As used in this Note and for the purposes of Section 7-4-2 of the Official Code of Georgia
Annotated, or any successor thereto, the term "interest" does not include any fees or other charges imposed on the Borrower in connection with the indebtedness evidenced by this Note, other than the interest described above.

     All parties now or hereafter liable with respect to this Note, whether the Borrower, any guarantor, surety, endorser or any other person or entities, hereby waive presentment for payment, demand, notice of non payment or dishonor, protest and notice of protest.

     No delay or omission on the part of the Lender or any holder hereof in exercising its rights under this Note, or delay or omission on the part of the Lender in exercising its rights under the Loan Agreement or any other Loan Documents or course of conduct relating thereto, shall operate as a waiver of such right or any other right of the Lender or any holder hereof, nor shall any waiver by the Lender or any holder hereof of any such right or rights on any one occasion be deemed a bar to, or waiver of, the same right or rights on any future occasion.

     The Borrower promises to pay all costs of collection, including reasonable attorneys' fees, should this Note be collected by or through an attorney-at-law or under advice therefrom.

     Time is of the essence of this Note.

     This Note evidences the Loans made under the Commitment under, and is entitled to the benefits and subject to the terms of, the Loan Agreement which contains provisions with respect to the acceleration of the maturity of this Note upon the happening of certain stated events, and provisions for prepayment. This Note is secured by and is also entitled to the benefits of the Security Documents.

     The Borrower, any indorser or guarantor hereof, or any other party hereto (individually an "Obligor" and collectively "Obligors") and each of them jointly and severally (a) waive presentment, demand, protest, notice of demand, notice of intent to accelerate, notice of acceleration of maturity, notice of protest, notice of nonpayment, notice of dishonor, and any other notice required to be given under the law to any Obligor in connection with the delivery, acceptance, performance, default or enforcement of this Note or any other Loan Documents;
(b) consent to all delays, extensions, renewals or other modifications of this Note or the Loan Documents, or waivers of any term hereof or of the Loan Documents, or release or discharge by the Lender of any of Obligors, or release, substitution or exchange of any security for the payment hereof, or the failure to act on the part of the Lender, or any indulgence shown by the Lender (without notice to or further assent from any of Obligors), and agree that no such action, failure to act or failure to exercise any right or remedy by the Lender shall in any way affect or impair the obligations of any Obligors or be construed as a waiver by the Lender of, or otherwise affect, any of the Lender's rights under this Note or under any of the Loan Documents, and
(c) agree to pay, on demand, all costs and expenses of collection or defense of this Note or of any indorsemcnt or guaranty hereof and/or the enforcement or defense of the Lender's rights with respect to, or the administration, supervision, preservation, or protection of, or realization upon, any property securing payment hereof, including, without limitation, reasonable attorney's fees, including fees related to any suit, mediation or arbitration proceeding, out of court payment agreement, trial, appeal, bankruptcy proceedings or other proceeding, in such amount as may be determined reasonable by any arbitrator or court, whichever is applicable.

        This Note and the rights and obligations of the Borrower and the Lender shall be governed by and interpreted in accordance with the law of the State of Georgia. In any litigation in connection with or to enforce this Note or any other Loan Document, the Borrower irrevocably consents to and confers personal jurisdiction on the courts of the State of Georgia or the United States located within the State of Georgia and expressly waives any objections as to venue in any such courts. Nothing contained herein shall, however, prevent the Lender from bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available under Applicable Law.

     Mediation. The Lender and Borrower agree that any and all disputes arising
     ---------
out of or related to the execution of this Agreement or other Loan Documents arising from this Agreement, or the performance thereunder shall be submitted to non-binding mediation. The cost of the mediation is to be shared equally by the Lender and Borrower. The parties further agree as follows:

        1. They each will make a good faith effort to resolve any and all disputes pursuant to the mediation provision.

        2. They each will have parties present at the mediation session who have authority to resolve any pending disputes between the parties.

        3. That they will devote and set aside whatever time is needed to seek a resolution of any disputes between the parties.

        IN WITNESS WHEREOF, the duly authorized officers of the Borrower have executed this Note as of the day and year first above written.

                                METROTRANS CORPORATION, a Georgia corporation

                                By:
                                   ------------------------------------------
                                       Name:
                                            ---------------------------------
                                       Title:
                                             --------------------------------

[CORPORATE SEAL]

                                Attest:
                                       --------------------------------------
                                       Name:
                                            ---------------------------------
                                       Title:
                                             --------------------------------